UNITED STATES

              SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934


       Date of Report (Date of earliest event reported): APRIL 23, 1998



                                   MFB CORP.
            (Exact name of registrant as specified in its charter)




                                    INDIANA

                (State or other jurisdiction of incorporation)





                     0-23374
 35-1907258
      (Commission File Number)                                      (IRS
Employer Identification No.)


            121 SOUTH CHURCH STREET
            POST OFFICE BOX 528
            MISHAWAKA, INDIANA                               46544

            (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code:  (219) 255-3146


ITEM 5. OTHER EVENTS.



      Pursuant to General Instruction F to Form 8-K, the press release issued April 23, 1998 concerning the Second Quarter Earnings and cash dividend announcement is incorporated herein by reference and is attached hereto as Exhibit 1.




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.



      (c)   Exhibits

            Exhibit  1 -- Press Release dated April 23, 1998.




                                  SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                  _______________________________________
                 Timothy C. Boenne, Vice President



Dated:  May 7, 1998














          Exhibit 1











                        April               23              ,              1998
Point of Contact: Charles J. Viater


                                      MFB  CORP.   ANNOUNCES   SECOND   QUARTER
EARNINGS
                                                        AND QUARTERLY DIVIDEND


                     Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC),(the "Corporation"), parent company of MFB Financial (the "Bank"), today reported consolidated net income of $666,000 or $ .40 earnings per share for the three months ended March 31, 1998, compared to $522,000 or $ .30 earnings per share for the three months ended March 31, 1997, an increase of 27.6%. Net income for the six months ended March 31, 1998 was $1,168,000 or $ .70 earnings per share compared to $998,000 or $ .56 earnings per share for the six months ended March 31, 1997, an increase of 17.03%.

                  Net interest income after provision for loan losses for the most recent three and six month periods totaled $2.2 million and $4.2 million compared to $1.8 million and $3.6 million for the same periods one year ago. During the three months ended March 31, 1998 total interest income increased by $884,000 compared to the same period one year ago, primarily as a result of a $31.3 million increase in first mortgage loan receivables and a $18.3 million increase in commercial and consumer loan receivables. Total interest expense increased $531,000 reflecting the growth in savings account deposits and borrowed funds. For the six months ended March 31, 1998 total interest income increased $1.6 million while total interest expense increased $1.0 million.

                   Noninterest income increased from $85,000 and $198,000 for the three and six months ended March 31, 1997 to $162,000 and $327,000 for the most recent three and six month periods. These increases are primarily due to fees generated from the growing number of core deposit account relationships and the additional services offered to the bank's customers, along with servicing fees retained on sold loans. Noninterest expenses, primarily compensation and building expenses, increased from $1.1 million during the three months ended March 31, 1997 to $1.5 million during the three months ended March 31, 1998, and from $2.1 million to $2.7 million for the comparable six month periods.

                   The  Corporation  has increased  total  assets  from  $255.9
million as of September 30, 1997 to        $290.6 million as of March 31, 1998,
an increase of $34.7 million (or 13.6%). Total net loans have increased from $200.9 million at September 30, 1997 to $223.9 million at March 31, 1998, an increase of $23.0 million (or 11.4%). The loan growth has been funded primarily by the growth in total savings deposits, and additional borrowings through Federal Home Loan Bank advances.

                    Total  shareholders' equity increased from $33.6 million as
of  September 30, 1997 to $34.2        million  as  of   March  31,  1998.  The
increases to equity resulted mainly from $1.2 million of net income and $400,000 as a result of the exercise of stock options. These increases were offset by the repurchase of 38,800 shares of outstanding common stock during the period at a cost of $943,000, along with the payment of cash dividends of $268,000.

                     While   achieving   substantial  growth,  the  Corporation
continues to maintain asset quality             that  compares favorably to its
industry peer group. The ratio of nonperforming assets to total assets as of March 31, 1998 was .02% compared to .03% as of March 31, 1997.

                    In addition, MFB Corp. announced today that the Corporation has declared a cash dividend of $ .085 on each share of its Common Stock for the quarter ended March 31, 1997. The dividend is payable on May 19, 1998 to
holders of record on May 5, 1998.                                  .

                     The  Bank  is  a  wholly  owned subsidiary  of  MFB  Corp.
providing retail and small business        financial  services  to the Michiana
area through its main office in Mishawaka and four banking centers located in St. Joseph and Elkhart counties.

                             MFB CORP. AND SUBSIDIARY
                  CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
            THREE MONTHS AND SIX MONTHS ENDED MARCH 31, 1998 AND 1997
                                 (in thousands)


                                               Three Months  Ended March 31,    Six Months Ended March 31,
                                                    1998     1997                         1998        1997
   Total interest income                           $5,154   $4,270                      $9,973      $8,377

   Total interest expense                           2,958    2,427                       5,776       4,766

   Net interest income                              2,196    1,843                       4,197       3,611

   Provision for loan losses                           15        8                          30          15

   Net interest income after provision for
    loan losses                                     2,181    1,835                       4,167       3,596

   Total non-interest income                          162       85                         327         198

   Total non-interest expense                       1,461    1,055                       2,740       2,139

   Income before income taxes                         882      865                       1,754       1,655

   Income tax expense                                 216      343                         586         657

    NET INCOME                                       $666     $522                       $1,168       $998

   Basic Earnings per common share                $   .43  $   .32                      $   .75    $   .59

   Diluted Earnings per common share              $   .40  $   .30                      $   .70    $   .56

                              MFB CORP. AND SUBSIDIARY
                        CONSOLIDATED BALANCE SHEETS (UNAUDITED
                        March 31, 1998 and September 30, 1997
                                    (in thousands)

                                                   March 31, September30,
                                                      1998        1997
ASSETS
Cash and due from financial institutions         $    3,570  $    2,906
Interest-bearing  deposits  in  other
 financial institutions                              16,882       6,576
   Cash and cash equivalents                         20,452       9,482
Interest-bearing time deposits in other
 financial institutions                                  99         ---
Securities available-for-sale                        38,728      39,628
Federal Home Loan Bank (FHLB) stock, at cost          3,725       2,400
Loans held for sale, net of
 unrealized losses of $-0- in 1997                      ---      12,671
Loans receivable, net of allowance for loan losses
   of $400,000 in 1998 and $370,000 in 1997         223,903     188,264
Accrued interest receivable                             812         719
Premises and equipment, net                           2,770       2,613
Other assets                                            142         144

    TOTAL ASSETS                                   $290,631    $255,921


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Deposits
         Noninterest-bearing demand deposits     $    3,849  $    2,047
         Savings, NOW and MMDA deposits              41,711      38,130
         Other time deposits                        130,467     131,710
                   Total deposits                   176,027     171,887
   Securities sold under agreements to repurchase     2,727         389
   Advances from borrowers for taxes and insurance    2,355       1,854
   FHLB advances                                     74,500      47,500
   Accrued expenses and other liabilities
     Total Liabilities                              256,421     222,371

Shareholders' Equity
   Common Stock, 5,000,000 shares authorized;
    shares issued: 1,689,417
    shares  outstanding: 1,651,767 - 1998,
                         1,650,567 - 1997          12,713        13,108
   Retained earnings - substantially restricted    22,937        22,038
   Unearned Employee Stock Ownership
    Plan (ESOP) shares                               (555)         (665)
   Unearned Recognition and Retention Plan
   (RRP) shares                                       (77)         (115)
   Net unrealized appreciation (depreciation)
    on securities available-for-sale, net of tax       80            73
   Treasury Stock, 37,650 common shares, at cost     (888)         (889)

     Total shareholders' equity                    34,210        33,550

 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITIES    $290,631      $255,921